EXHIBIT (j)(1)

                         SUTHERLAND ASBILL & BRENNAN LLP


STEVEN B. BOEHM                                   1275 Pennsylvania Avenue, NW
DIRECT LINE:  202.383.0176                        Washington, DC  20004-2415
Internet:  SBOEHM@SABLAW.COM                      202 383-0100
                                                  fax  202 637-3593
                                                  www.sablaw.com


                                                     January 29, 2003


Board of Trustees
TIAA-CREF Institutional Mutual Funds
730 Third Avenue
New York, N.Y.  10017-3206

         RE:      TIAA-CREF INSTITUTIONAL MUTUAL FUNDS
                  POST-EFFECTIVE AMENDMENT NO. 6

Trustees:

         We hereby consent to the reference to our name under the caption "Legal Matters" in the statement of additional information filed as a part of post-effective amendment No. 6 to the Form N-1A registration statement for TIAA-CREF Institutional Mutual Funds (File No. 333-76651). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                           Sincerely,

                           SUTHERLAND ASBILL & BRENNAN LLP

                           By:      /s/ STEVEN B. BOEHM
                                    ----------------------
                                        Steven B. Boehm

SBB/sab


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